Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement Amendment No. 2 on Form S-1 of our report dated March 27, 2026, except for Notes 1,4 and 5, which the date is June 8, 2026 relating to the financial statements of Cantor Equity Partners VII, Inc. as of and for the years ended December 31, 2025 and 2024, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

June 8, 2026